Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Peter J. Meier, CFO
                       Phone:         (610) 359-6903
                       Fax:              (610) 359-6906

ALLIANCE BANCORP, INC. OF PENNSYLVANIA ANNOUNCES APPROVAL OF PLAN OF CONVERSION AND REORGANIZATION AND COMMENCEMENT OF SYNDICATED COMMUNITY OFFERING

Broomall, Pennsylvania – December 29, 2010 – Alliance Bancorp, Inc. of Pennsylvania (the “Company”) (NASDAQ Global Market: ALLB), the holding company for Alliance Bank, announced today that the Plan of Conversion and Reorganization, providing for the “second-step” conversion of Alliance Mutual Holding Company, the Company’s mutual holding company parent, was approved by the shareholders of the Company and the depositors of Alliance Bank at separate meetings held on December 29, 2010.   Completion of the conversion also is subject to, among other things, the sale of a minimum of 2,635,000 shares of common stock of the new holding company in the offering and the receipt of final regulatory approvals.

The Company also announced that the newly formed Pennsylvania corporation and proposed new holding company for Alliance Bank, also named Alliance Bancorp, Inc. of Pennsylvania (“Alliance Bancorp–New”), is commencing a syndicated community offering on January 4, 2011, and will not accept any orders submitted in the direct community offering after December 31, 2010.  Shares of common stock of Alliance Bancorp–New will be sold in the syndicated community offering at a purchase price of $10.00 per share.  As previously announced on December 27, 2010, Alliance Bancorp–New has, subject to certain exceptions described in the Plan of Conversion and Reorganization, increased the maximum purchase limits to an amount equal to 5% of the shares sold in the offering (131,750 shares or $1,317,500 at the minimum of the offering range and 178,250 shares or $1,782,500 at the maximum of the offering range).  Stifel, Nicolaus & Company, Incorporated is assisting Alliance Bancorp–New in selling its common stock in the offering on a best efforts basis and will act as sole book-running manager of the syndicated community offering.

Alliance Bancorp, Inc. of Pennsylvania is the federally chartered holding company for Alliance Bank, a Pennsylvania chartered, FDIC-insured savings bank headquartered in Broomall, Pennsylvania.  Alliance Bank operates nine full-service branch offices located in Delaware and Chester Counties, Pennsylvania.

This press release contains certain forward-looking statements about the conversion and offering.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.  Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the conversion and offering, difficulties in selling the common stock or in selling the common stock within the expected time frame, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which Alliance Bancorp, Inc. of Pennsylvania and Alliance Bank are engaged.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission (“SEC”).  This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer will be made only by means of the written prospectus and prospectus supplement forming part of the registration statement.

The shares of common stock of Alliance Bancorp, Inc. of Pennsylvania are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.